Exhibit 99.1

Alpine Immune Sciences Provides Corporate Update and Reports Second Quarter 2018 Financial Results
SEATTLE, WA - August 9, 2018 - Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a company focused on discovering and developing innovative, protein-based immunotherapies targeting the immune synapse to treat cancer, autoimmune/inflammatory, and other diseases, provided a corporate update and reported financial results for the second quarter ended June 30, 2018.
“During the first six months of this year, we continued to execute with important advancements that support taking our programs into clinical trials,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “Our lead program ALPN-101, a dual ICOS/CD28 antagonist for the treatment of autoimmune/inflammatory disease, is rapidly advancing toward our company’s first human clinical trials. Our lead oncology program, ALPN-202, is a novel molecule designed to block the inhibitory immune checkpoints PD-L1 and CTLA-4, and to provide PD-L1-dependent T cell activation via the CD28 costimulatory receptor. Together, we believe these two molecules place Alpine on the cusp of the next generation of immunotherapy. I’m also excited about the addition of Mark Litton as President and Chief Operating Officer, which comes at an important time for Alpine. I am confident we have the right people and strategy in place as we work to deliver meaningful value to our investors over the long term.”
Corporate Development Highlights

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Appointed Mark Litton President and Chief Operating Officer: On August 6, 2018, Alpine announced the appointment of Mark Litton, Ph.D. as President and Chief Operating Officer. Dr. Litton, a veteran life sciences executive, was previously co-founder and Chief Business Officer at Alder Biopharmaceuticals, where he oversaw all business operations, including playing an integral role in Alder’s initial public offering and subsequent financings, as well as high-profile collaborations and partnerships.

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Completed sale of GSNOR Assets to Laurel Venture Capital: On July 20, 2018, Alpine announced the completion of the sale and transfer of global rights to the S-Nitrosoglutathione Reductase (GSNOR) assets to Laurel Venture Capital (Laurel). The assets include broad intellectual property around small molecule GSNOR inhibitors, including a product candidate for severe asthma and COPD demonstrating safety and efficacy in preclinical and clinical studies. As a result of the transaction, Alpine received an upfront payment and is eligible for potential milestones and royalty payments. Alpine acquired GSNOR assets as part of its merger with Nivalis Therapeutics, Inc. in 2017.

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Advanced both lead programs towards the clinic: ALPN-101 remains on track to advance to clinical trials and we anticipate completing in the fourth quarter of 2018 all tasks necessary to commence clinical trials. ALPN-202 pre-clinical development activities continue as planned with the goal of human clinical trials starting in 2019.

Second Quarter 2018 Financial Results

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Alpine ended the second quarter of 2018 with $69.9 million in cash, cash equivalents and short-term investments, compared to $81.2 million as of December 31, 2017. Net cash used in operations for the six months ended June 30, 2018 was $11.6 million, compared to $6.0 million for the six months ended June 30, 2017.

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Revenue for the second quarter of 2018 was $0.4 million, compared to $0.7 million in the second quarter of 2017. The decrease was primarily attributable to the timing of revenue recognized under Alpine’s collaboration agreement with Kite Pharma, a Gilead (NASDAQ:GILD) company.

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Research and development expenses for the second quarter of 2018 were $5.7 million, compared to $2.3 million for the same period in 2017. The increase was primarily attributable to an increase in direct research, contract manufacturing and process development activities in addition to personnel-related expenses, overhead and facilities.

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General and administrative expenses for the second quarter of 2018 were $1.9 million, compared to $2.1 million for the same period of 2017. The decrease was primarily attributable to a decrease in professional and legal service fees related to merger costs incurred during the 2017 period, partially offset by an increase in personnel-related expenses and costs incurred to support the growth and expansion of the business.

•	Loss on sale of intangible asset relates solely to the sale of the GSNOR assets to Laurel in June 2018.
Cash Guidance
The company expects to have sufficient cash to fund operations into 2020, including the clinical advancement of ALPN-101 for the treatment of autoimmune/inflammatory diseases and ALPN-202 for the treatment of cancer.
About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is focused on developing novel protein-based immunotherapies using its proprietary Variant Ig Domain (vIgD) technology. Our scientific platform is designed to interact with multiple targets, including many present in the immune synapse. Alpine’s vIgDs are developed using a process known as directed evolution, which produces proteins capable of either enhancing or diminishing an immune response and thereby may potentially apply therapeutically to cancer, autoimmune and inflammatory diseases. Alpine has also developed Transmembrane Immunomodulatory Protein (TIP) technology, based on the vIgD technology, to potentially enhance engineered cellular therapies. For more information, visit www.alpineimmunesciences.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology, potential therapies, potential milestone and royalty payments, future development plans, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash to fund operations into 2020, expectations regarding the plans of our collaborator or future collaborators, expectations regarding the potential efficacy and commercial potential of our and our collaborator’s or future collaborators’ product candidates, the results of our research and development efforts and our ability to enhance our product candidate pipeline. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions involving risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our discovery-stage and pre-clinical programs may not advance into the clinic or result in approved products on a timely or cost-effective basis or at all; we may not achieve additional milestone payments pursuant to our collaborations; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, and readers are cautioned not to place undue reliance on such forward-looking statements.
“Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD,” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions. All other trademarks belong to their respective owners.

Alpine Immune Sciences, Inc.
Selected Condensed Consolidated Balance Sheet Data
(In thousands)
	June 30, 2018	December 31, 2017
	(unaudited)
Cash and cash equivalents	$3,569	$8,000
Short-term investments	66,376	73,240
Total current assets	71,795	82,548
Total assets	73,124	85,222
Total current liabilities	3,426	1,895
Total stockholders’ equity	66,547	78,917
Total liabilities, convertible preferred stock, and stockholders’ equity	73,124	85,222

Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)
Collaboration revenue	$390	$738	$705	$1,475
Operating expenses:
Research and development	5,718	2,308	9,510	4,166
General and administrative	1,883	2,067	3,991	2,940
Loss on sale of intangible asset	1,203	—	1,203	—
Total operating expenses	8,804	4,375	14,704	7,106
Loss from operations	(8,414)	(3,637)	(13,999)	(5,631)
Other income (expense):
Interest expense	(83)	(1)	(161)	(1)
Interest and other income	337	40	642	45
Loss before taxes	(8,160)	(3,598)	(13,518)	(5,587)
Income tax benefit	253	—	305	—
Basic and diluted net loss attributable to common stockholders	$(7,907)	$(3,598)	$(13,213)	$(5,587)
Comprehensive loss:
Unrealized loss on investments	50	—	4	—
Comprehensive loss	$(7,857)	$(3,598)	$(13,209)	$(5,587)
Weighted-average shares used to compute basic and diluted net loss per share attributable to common stockholders	13,848,974	666,154	13,846,865	641,138
Basic and diluted net loss per share attributable to common stockholders	$(0.57)	$(5.40)	$(0.95)	$(8.71)

Alpine Immune Sciences Inc.
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